                                    AGREEMENT

     AGREEMENT made this 3rd day of December, 1996 by and between Jundt Funds, Inc., a Minnesota corporation (hereinafter called the "Company"), with respect to Jundt Opportunity Fund, a series of the Company (hereinafter the "Opportunity Fund"), and Princeton Administrators, L.P., a Delaware limited partnership (hereinafter called the "Administrator").

                               W I T N E S S E T H

          WHEREAS, the parties are parties to that certain Administration Agreement dated December 4, 1995, as modified by an Addendum dated December 4, 1995 and a Second Addendum dated October 10, 1996 (collectively, the "Agreement"); and

          WHEREAS, the parties intend that the provisions of the Agreement apply with respect to the Opportunity Fund.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and the Administrator agree as follows:

          1. The provisions of the Agreement shall apply in all respects to the Opportunity Fund, and the Opportunity Fund shall be considered a Fund under the Agreement.

          2.    The Agreement shall continue to be in full force and effect.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   JUNDT FUNDS, INC.

                                   By:
                                           -----------------------------
                                   Title:


                                   PRINCETON ADMINISTRATORS, L.P.
                                   By:  Princeton Services, Inc., General
                                          Partner

                                   By:
                                       ---------------------------------
                                   Title:

                            ADMINISTRATION AGREEMENT

          AGREEMENT made this 4th day of December, 1995 by and between Jundt Funds, Inc., a Minnesota corporation (hereinafter called the "Company"), with respect to Jundt U.S. Emerging Growth Fund and any other series of the Company (each, a "Fund"), and Princeton Administrators, L.P., a Delaware limited partnership (hereinafter called the "Administrator");

                              W I T N E S S E T H

          WHEREAS, the Company and Jundt Associates, Inc. (the "Investment Adviser") are entering into an Investment Advisory Agreement (the "Investment Agreement") pursuant to which the Investment Adviser will agree to act as investment adviser for, and to manage the affairs, business and investment of the assets of each Fund; and

          WHEREAS, the Company desires to retain the Administrator to render certain administrative services for the Company in the manner and on the terms and conditions hereafter set forth; and

          WHEREAS, the Administrator desires to be retained to perform such services on said terms and conditions.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and the Administrator agree as follows:

          1. DUTIES OF THE ADMINISTRATOR. The Company hereby retains the Administrator to act as administrator of the Company, subject to the supervision and direction of the Board of Directors of the Company, as hereinafter set forth. The Administrator shall perform or arrange for the performance of the following administrative and clerical services: (i) maintain and keep certain books and records of the Company and each Fund; (ii) prepare or review and, subject to approval by the Company, file certain reports and other documents required by U.S.

Federal, state (subject to and contingent upon the Company's transfer agent providing sales and redemption data to the Administrator via an automated data electronic feed system compatible with the Administrator's system and acceptable to the Administrator) and other applicable U.S. laws and regulations to maintain the Company's registration as an open-end investment company; (iii) coordinate tax related matters; (iv) respond to inquiries from Fund shareholders; (v) calculate and publish, or arrange for the calculation and publication of, the net asset value of each Fund's shares; (vi) oversee, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Company and each Fund by others, including its custodian and any subcustodian, registrar, transfer agent, dividend disbursing agent and dividend reinvestment plan agent, as well as accounting, auditing and other services;
(vii) provide the Company with the services of persons competent to perform the foregoing administrative and clerical functions; (viii) provide the Company with administrative offices and data processing facilities; (ix) arrange for payment of the Company's and each Fund's expenses; (x) consult with the Company's officers, independent accountants, legal counsel, custodian and any sub-custodian, registrar, transfer agent, and dividend disbursing agent and dividend reinvestment plan agent in establishing the accounting policies of the Company;
(xi) prepare such financial information and reports as may be required by any banks from which the Company borrows funds; and (xii) provide such assistance to the Investment Adviser, the custodian and any sub-custodian, and the Company's counsel and auditors as generally may be required to carry on properly the business and operations of the Company and each Fund. The Company agrees to cause its transfer agent, custodian and the Investment Adviser to deliver, on a timely basis, such information to the Administrator as may be necessary or appropriate for the Administrator's performance of its duties and responsibilities hereunder, including but not limited to, daily records of transactions, daily valuation of investments in local currency (which may be based on information provided by a pricing service) as well as the daily conversion factor in order for the Administrator to price each Fund in United States dollars, reports of expenses borne by the Company and each Fund, the Company's management letter to stockholders and such other information necessary for the Administrator to prepare the above referenced reports and filings, and the Administrator shall be entitled to rely on the accuracy and completeness of such information in performing its duties hereunder.

          2. EXPENSES OF THE ADMINISTRATOR. The Administrator assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide office space, facilities, equipment and necessary personnel which it is obligated to provide under paragraph 1 hereof, except that the Company shall pay reasonable travel expenses of persons who perform administrative, clerical and bookkeeping functions on behalf of the Company. The Company and the Investment Adviser assume and shall pay or cause to be paid all other expenses of the Company and each Fund as set forth in the Investment Agreement. The expenses of legal counsel and accounting experts retained by the Administrator, after consulting with the Company's counsel and independent auditors, as may be necessary or appropriate for the Administrator's performance of its duties and responsibilities under this Agreement are deemed expenses of, and shall be paid by, the Company.

          3. COMPENSATION OF THE ADMINISTRATOR. For the services rendered to the Company and each Fund by the Administrator pursuant to this Agreement, the Company shall pay to the Administrator on the first business day of each calendar month a fee for the previous month at an annual rate equal to the greater of (i) $125,000 per annum ($10,416.66 per month), or (ii) at an annual rate equal to 0.20% of the Company's net assets up to and including U.S. $600 million and 0.175% of the Company's net assets in excess of U.S. $600 million. For the purpose of determining fees payable to the Administrator, the net assets of the Company shall mean the value of the total assets of the Company, minus the sum of the accrued liabilities of the Company exclusive of capital stock and surplus. The value of the Company's net assets shall be computed at the times and in the manner specified in the Company's Registration Statement on Form N-BB 1A, as amended from time to time (the "Registration Statement"). Compensation by the Company of the Administrator shall be pro-rated for any partial month of service, according to the proportion that such period bears to the full monthly period and shall be payable within seven (7) days after the end of the period to which such compensation relates.

          4.   LIMITATION OF LIABILITY OF THE ADMINISTRATOR; INDEMNIFICATION.

               (a) The Administrator shall not be liable to any person for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Administrator in the performance of its duties hereunder; provided, however, that nothing herein contained shall be construed to protect the Administrator against any liability to the Company to which the Administrator shall otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reckless disregard of its obligations and duties hereunder.


          (b) The Administrator may, with respect to questions of law, apply for and obtain the advice or opinion of legal counsel and, with respect to the application of generally accepted accounting principles or Federal tax accounting principles, apply for and obtain the advice or opinion of accounting experts. The Administrator shall be fully protected with respect to any action taken or omitted by it in good faith in conformity with such advice or opinion.

          (c) The Company agrees to indemnify and hold harmless the Administrator from and against all charges, claims, expenses (including legal fees) and liabilities reasonably incurred by the Administrator in connection with the performance of its duties hereunder, except such as may arise from the Administrator's willful misfeasance, bad faith, gross negligence in the performance of its duties or by reckless disregard of its obligations and duties hereunder. The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation of the Administrator's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Company unless it is subsequently determined that the

Administrator is entitled to such indemnification and if the Directors of the Company determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Administrator shall provide a security for this undertaking, (B) the Company shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum consisting of Directors of the Company who are neither "interested persons" of the Company (as defined in Section 2(a)
(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Administrator ultimately will be found entitled to indemnification.

          (d) As used in this Paragraph 4, the term "Administrator" shall include any affiliates of the Administrator performing services for the Company contemplated hereby and directors, partners, officers, agents and employees of the Administrator and such affiliates.

          5. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator under this Agreement are not to be deemed exclusive, and the Administrator and any person controlled by or under common control with the Administrator shall be free to render similar services to others.

          6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the date first above written and shall remain in force until terminated as provided herein. This Agreement may be terminated at any time, without the payment of any penalty, by the Company on sixty days' written notice to the Administrator and by the Administrator on ninety days' written notice to the Company. This Agreement shall automatically terminate in the event of its assignment.

          7. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Board of Directors of the

Company and such amendment is set forth in a written instrument executed by each of the parties hereto.

          8. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

          9. COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts and if executed in more than one counterpart, the separate instruments shall constitute one agreement.

          10. NOTICES. Any notice under this Agreement, shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notice shall be addressed:

               (a) if to the Administrator, to: President, Princeton Administrators, L.P., P.O. Box 9011, Princeton, New Jersey 08543-9011; or (b) if to the Fund, to: Chairman, Jundt Funds, Inc., 1550 Utica Avenue South, Suite 950, Minneapolis, Minnesota 55416.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   JUNDT FUNDS, INC.

                                   By:
                                       ----------------------------------------
                                   Title:


                                   PRINCETON ADMINISTRATORS, L.P.
                                   By:  Princeton Services, Inc., General
                                        Partner

                                   By:
                                       ----------------------------------------
                                   Title:

                                    ADDENDUM
                                     TO THE
                            ADMINISTRATION AGREEMENT

          This Addendum to the Administration Agreement dated December 4, 1995 by and between Jundt Funds, Inc. (the "Company"), with respect to Jundt U.S. Emerging Growth Fund and any other series of the Company, and Princeton Administrators, L.P. (the "Administrator"), for the period December 4, 1995 through December 31, 1996 or for such shorter period if the Administration Agreement is earlier terminated in accordance with its terms (the "Period"), modifies Section 3 of the Administration Agreement to read in its entirety as follows:

               3. COMPENSATION OF THE ADMINISTRATOR. For the services rendered to the Company by the Administrator pursuant to this Agreement, the Company shall pay to the Administrator on the first business day of each calendar month a fee for the previous month at an annual rate equal to 0.20% of the Company's net assets up to and including U.S. $600 million and 0.175% of the Company's net assets in excess of U.S. $600 million. For the purpose of determining fees payable to the Administrator, the net assets of the Company shall mean the value of the total assets of the Company, minus the sum of the accrued liabilities of the Company exclusive of capital stock and surplus. The value of the Company's net assets shall be computed at the times and in the manner specified in the Company's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"). Compensation by the Company of the Administrator shall be pro-rated for any partial month of service, according to the proportion that such period bears to the full monthly period and shall be payable within seven (7) days after the end of the period to which such compensation relates.

          Following the termination of the Period, this Addendum shall cease to be of force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the 4th day of December, 1995.

                                                  JUNDT FUNDS, INC.



                                                  By
                                                    ---------------------------
                                                  Title:


                                                  PRINCETON ADMINISTRATORS, L.P.
                                                  By:  Princeton Services, Inc.,
                                                       General Partner


                                                  By
                                                     --------------------------
                                                  Title:

                                 SECOND ADDENDUM
                                     TO THE
                            ADMINISTRATION AGREEMENT

          This Second Addendum to the Administration Agreement dated December 4, 1995 (the "Administration Agreement") by and between Jundt Funds, Inc. (the "Company"), with respect to Jundt U.S. Emerging Growth Fund and any other series of the Company, and Princeton Administrators, L.P. (the "Administrator"), modifies the Administration Agreement for the period January 1, 1997 through December 31, 1997 or for such shorter period if the Administration Agreement is earlier terminated in accordance with its terms (the "Period"), modifies Section 3 of the Administration Agreement to read in its entirety as follows:

               3. COMPENSATION OF THE ADMINISTRATOR. For the services rendered to the Company by the Administrator pursuant to this Agreement, the Company shall pay to the Administrator on the first business day of each calendar month a fee for the previous month at an annual rate equal to 0.20% of the Company's net assets up to and including U.S. $600 million and 0.175% of the Company's net assets in excess of U.S. $600 million. For the purpose of determining fees payable to the Administrator, the net assets of the Company shall mean the value of the total assets of the Company, minus the sum of the accrued liabilities of the Company exclusive of capital stock and surplus. The value of the Company's net assets shall be computed at the times and in the manner specified in the Company's Registration Statement on Form N-lA, as amended from time to time (the "Registration Statement"). Compensation by the Company of the Administrator shall be pro-rated for any partial month of service, according to the proportion that such period bears to the full monthly period and shall be payable within seven (7) days after the end of the period to which such compensation relates.

          Following the termination of the Period, this Addendum shall cease to be of force and effect.

          This Second Addendum, as of its effectiveness on January 1, 1997, will supersede and replace the Addendum to the Administration Agreement executed and delivered by the parties as of December 4, 1995.

          IN WITNESS WHEREOF, the parties hereto have executed this Addendum on the 10th day of October, 1996.


                                                  JUNDT FUNDS, INC.



                                                  By
                                                     ---------------------------
                                                     James R. Jundt, Chairman

                                                  PRINCETON ADMINISTRATORS, L.P.
                                                  By:  Princeton Services, Inc.,
                                                       General Partner



                                                  By
                                                     ---------------------------
                                                     Stephen M.M. Miller